Exhibit 99.2

John Deere Owner Trust 2005
Statement to Noteholders

$183,900,000 Class A-1 3.396% Asset Backed Notes due June 15, 2006
$169,000,000 Class A-2 3.79% Asset Backed Notes due December 17, 2007
$215,000,000 Class A-3 3.98% Asset Backed Notes due June 15, 2009
$172,600,000 Class A-4 4.16% Asset Backed Notes due May 15, 2012
$11,275,240 Asset Backed Certificates

Payment Date:		15-Aug-05

(1) Amount of principal being paid on the Notes:

(a) A-1 Notes:		$18,838,573.76
per $1,000 original principal amount:		$102.44

(b) A-2 Notes:		$0.00
per $1,000 original principal amount:		$0.00

(c) A-3 Notes:		$0.00
per $1,000 original principal amount:		$0.00

(d) A-4 Notes:		$0.00
per $1,000 original principal amount:		$0.00

(e) Total		$18,838,573.76

(2) Interest on the Notes

(a) A-1 Notes:		$438,254.55
per $1,000 original principal amount:		$2.38

(b) A-2 Notes:		$533,758.33
per $1,000 original principal amount:		$3.16

(c) A-3 Notes:		$713,083.33
per $1,000 original principal amount:		$3.32

(d) A-4 Notes:		$598,346.67
per $1,000 original principal amount:		$3.47

(e) Total		$2,283,442.88

(3) After giving effect to distributions on current Payment Date:

(a) (i)	outstanding principal amount of A-1 Notes:	$131,026,198.31
(ii)	A-1 Note Pool Factor:	0.7124861

(b) (i)	outstanding principal amount of A-2 Notes:	$169,000,000.00
(ii)	A-2 Note Pool Factor:	1.0000000

(c) (i)	outstanding principal amount of A-3 Notes:	$215,000,000.00
(ii)	A-3 Note Pool Factor:	1.0000000

7

(d) (i)	outstanding principal amount of A-4 Notes:	$172,600,000.00
(ii)	A-4 Note Pool Factor:	1.0000000

(e) (i)	Certificate Balance	$11,275,240.00
(ii)	Certificate Pool Factor:	1.0000000

(4) Note Value at the end of the related Collection Period:	$698,901,438.00

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$694,707,080.57

(6) Pool Face Amount at the end of the related Collection Period:	$792,498,935.08

(7) Amount of Servicing Fee earned:	$595,064.30
per $1,000 original principal amount:	$0.79
Amount of Servicing Fee earned:	$595,064.30
Amount of Servicing Fee paid:	$595,064.30
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,156,067.00
Specified Reserve Account Balance:	$13,156,067.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$448,931.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.06%

(13) Rolling three month 60 days or more past due as a % of Pool Balance (Average Delinquency Ratio)	0.03%

(14) Face Amount of Receivables 60 days or more past due:	$5,473,681.00

(15) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	0.69%

(16) Aggregate amount of net losses for the collection period	$10,731.54

(17) Aggregate amount of net losses since 26-May-05	$10,731.54

(18) Cumulative net loss as a percent of Initial Pool Balance (Cumulative Net Loss Ratio)	0.00%

8